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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      LONG DISTANCE DIRECT HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Nevada                                                 33-0323376
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(State of Incorporation                                       (I.R.S. Employer
    or Organization)                                         Identification No.)


1 Blue Hill Plaza, Pearl River, New York                               10965
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(Address of Principal Executive Offices)                              (Zip Code)


     If this form relates to the               If this form relates to the
     registration of a class of debt           registration of a class of debt
     securities and is effective upon          securities and is to become
     filing pursuant to General                effective simultaneously with
     Instruction A(c)(1) please                the effectiveness of a concurrent
     check the following box.     [ ]          registration statement under the
                                               Securities Act of 1993 pursuant
                                               to General Instruction A(c)(2)
                                               check the following box.    [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

     None.


Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, par value $.001 per share.
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

        Incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on December 17, 1996, and Amendment No. 1 thereto filed with the Commission on March 25, 1997.

ITEM 2.  EXHIBITS.

      The following exhibits are filed as a part of this registration statement:

        3.1 Amended and Restated Articles of Incorporation of Long Distance Direct Holdings, Inc.*

        3.2 Certificate of Amendment of Articles of Incorporation of Long Distance Direct Holdings, Inc.*

        3.3    Bylaws, as amended, of Long Distance Direct Holdings, Inc.*

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*  Incorporated by reference to the Company's Form 10-K/A dated November 7,
   1996 filed with the Commission on November 7, 1996.



                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 19, 1997                        LONG DISTANCE DIRECT HOLDINGS, INC.


                                               /s/ Steven Lampert
                                           By: ------------------------------
                                                  Steven Lampert, President
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                               INDEX TO EXHIBITS



        3.1 Amended and Restated Articles of Incorporation of Long Distance Direct Holdings, Inc.*

        3.2 Certificate of Amendment of Articles of Incorporation of Long Distance Direct Holdings, Inc.*

        3.3    Bylaws, as amended, of Long Distance Direct Holdings, Inc.*


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*Incorporated by reference to the Company's Form 10-K/A dated November 7, 1996 filed with the Commission on November 7, 1996.